Exhibit No. 1
Form 10-QSB
Prestige Capital Corporation
File No. 33-3583-S

                      HJ & ASSOCIATES, LLC


November 13, 2000

Prestige Capital Corp.
311 South Sate Street, Suite 460
Salt Lake City, Utah 84111

Dear Sirs:

This is to confirm that the client-auditor relationship between Prestige Capital Corp. (commission file Number 811-01112) and H&J
& Associates, LLC (formerly Jones, Jensen & Company) has ceased.

Sincerely,

/s/ HJ & Associates,LLC
     HJ & Associates, LLC
    (Formerly Jones, Jensen & Company)


cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 905
     450 Fifth Street, N.W.
     Washington, D.C. 20549

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